Exhibit 99.2

Management Commentary

On First Quarter 2014 Results

The RetailMeNot, Inc. (the “Company”) earnings call will begin on May 5, 2014 at 4:00 p.m. central time (5:00 p.m. eastern time) and will include only brief comments followed by a Q&A session. This “Management Commentary” is being posted to provide investors and analysts with additional detail in advance of our quarterly earnings call and will not be read on the call.

To access the live broadcast of the brief remarks and Q&A session, please visit the Investor Relations section of RetailMeNot’s website at http://investor.retailmenot.com. A complete reconciliation between GAAP and non-GAAP results can be found in our earnings press release at http://investor.retailmenot.com.

Also, please note that comments on growth rates below refer to year-over-year changes unless otherwise indicated.

Strategy and Market Outlook

Our mission is to be the number one place consumers go to find the best offers from the best retailers, whether shopping online or in-store. We are the world’s largest marketplace for digital offers and believe we are the leading innovator in this market utilizing our technology to deliver relevant offers to consumers across multiple channels.

The role of digital marketing solutions in commerce, both online and offline, is evolving rapidly. Our business is at the confluence of several significant trends as retailers increase their use of digital channels to drive both online and offline commerce, more consumers are using mobile devices to search for and make purchases and digital offer delivery evolves to deliver to shoppers increasingly relevant, tailored offers.

The ability to enable consumers to interact and shop across various web, mobile, email and in-store channels continues to fuel demand for digital marketing solutions. Increasingly, we are seeing retailers consider digital solutions to enhance in-store traffic, in addition to driving demand for their online businesses.

Our strategy continues to be focused on establishing our marketplace as the destination with the most comprehensive, highest quality offers accessible conveniently wherever and whenever consumers are shopping.

Our success in meeting the expectations of an expanding audience of savvy shoppers enables us to help retailers reach these consumers with offers and other relevant content and expand their customer base and increase sales.

First Quarter 2014 Overview

RetailMeNot is the world’s largest marketplace for digital offers, connecting consumers with over 70,000 retailers and brands. Our first quarter 2014 results are a reflection of our growing scale and the value our marketplace provides for both retailers and consumers.

•	Total net revenues grew 51% to $61.3 million and organic net revenues were up 47%. Organic net revenues exclude net revenues from acquired businesses not owned during both comparative periods.

•	Mobile net revenues totaled $9.3 million, reflecting growth of 127% and representing approximately 15% of total net revenues.

•	International net revenues grew to $13.7 million, reflecting growth of 55% and representing approximately 22% of total net revenues.

•	Net income was $6.1 million, reflecting a decline of 13% compared to $7.0 million.

•	Adjusted EBITDA was $21.4 million, reflecting growth of 17% and resulting in adjusted EBITDA margins of approximately 35%.

Q1 Highlights

•	A comprehensive selection of digital offers from leading retailers. Combined, our websites and mobile applications contain over 600,000 digital offers from over 70,000 retailers and brands.

•	Community. The sources of content across our platforms continue to make the RetailMeNot experience unique. Today, approximately 2/3 of our content consists of user generated content, exclusive offers and internally sourced offers.

•	Automated offer validation and continuing offer ranking algorithm improvements deliver relevant content. We continue to focus on our enhanced content validation technology and have begun implementing it across our operations. We are now testing codes live with over 200 retailers and plan to expand testing across additional retailers, and later this year, our international businesses.

•	Mobile application enhancements to geo-fenced locations. Driven by consumer feedback, we’ve modified our mobile app notifications based on new criteria, such as mall hours, the speed at which you are driving and your favorite stores that help ensure we are delivering digital offers only during shopping occasions.

•	Strong retailer and consumer engagement across our in-store platform. We were pleased with the traction our in-store technology gained in what is seasonally a slower promotional period. We collaborated on in-store promotions with over 100 retailers in the US and Europe. It is still early, but we are encouraged by both the consumer engagement with in-store digital offers and retailer interest in using our distribution capabilities to attract and acquire new in-store customers.

Large and growing audience delivered through our integrated channels.

•	Visits totaled 155 million, up 26%.

•	Mobile web visits were 49 million, up 73%, representing 32% of total visits.

•	Worldwide subscribers to our emails and alerts increased to over 20 million, up 107%.

•	Cumulative mobile application downloads totaled over 16 million, up 171%.

•	Mobile app sessions grew to 125 million, up 520%.

Overall, the first quarter was a strong start to 2014. Our markets are in a nascent stage and we are making investments to grow our web traffic and mobile app user base, strengthen consumer engagement and help retailers drive sales. We expect to follow a balanced spending approach, centered on increasing investments in areas that will enable long-term growth, such as marketing and our mobile and data and analytics infrastructure, while continuing to maintain strong adjusted EBITDA margins.

First Quarter Financial Review

Strong traffic growth, continued strong monetization and lower than expected returns drove meaningful upside to our net revenues versus our expectations. Net revenues during the first quarter were $61.3 million, up 51%, with organic net revenues up 47%.

Gross margins were strong at 93%, and were consistent with our expectations and the prior year. Cost of net revenues consists of direct and indirect costs incurred to generate net revenues. These are primarily costs related to technology services for content delivery and the employee costs for managing content operations and technology infrastructure.

Operating expenses

During our first quarter, we were able to continue to invest in key long-term growth initiatives such as customer acquisition and product innovation, while delivering adjusted EBITDA of $21.4 million, up 17% year-over-year, and adjusted EBITDA margins of 35%.

Product development expense for the quarter was $10.7 million, or 18% of net revenues, up from $6.0 million, or 15% last year. Product development expense consists primarily of personnel and related costs of product management and software engineering teams, and third-party contractors. The increase in product development expense reflects the expansion of our engineering and product teams, and technology related investments to enhance our content quality, user experience, mobile solutions and data and analytics capabilities.

Sales and marketing expense was $21.2 million, or 35% of net revenues, compared to $11.2 million, or 28% last year. Sales and marketing expense consists primarily of personnel costs across our sales, partner management, marketing, SEO and business analytics employees, as well as online and other advertising and media expenditures, paid search and other marketing expenses. The increase in sales and marketing expense reflects investments in increasing brand awareness and extending our marketing reach via SEM, social media, email and our mobile applications.

General and administrative expense for the quarter was $9.3 million, or 15% of net revenues, higher than the prior year of $5.4 million, or 13% of net revenues. General and administrative expense consists primarily of the personnel and related costs of our general corporate functions, and our acquisition-related spending, which will vary from quarter to quarter. Growth in general and administrative expense primarily reflects investments in people, business infrastructure and professional costs associated with managing our increased scale and public company compliance requirements.

We attracted strong talent to our company—adding 22 people in the quarter—bringing our total global employee base to 466. Most of the additions to the organization were focused in our product, technology and operations teams. We plan to continue to invest in strong talent throughout 2014 to help drive our growth initiatives.

Other Expenses

Depreciation and amortization expense was $4.2 million and stock-based compensation expense was $5.0 million. Higher stock-based compensation was due to the expansion of our employee base and a shift in mix of equity-based awards granted to employees toward restricted stock units to enhance our ability to attract and retain key talent.

Income from Operations

Income from operations was $10.8 million, or 18% of net revenues for the quarter, compared to $12.2 million, or 30% of net revenues last year.

Provision for Income Taxes

The provision for income taxes was $4.2 million, reflecting an effective tax rate of 41% in the quarter, compared to a provision for income taxes of $4.5 million and an effective tax rate of 39% last year. The overall increase in our effective tax rate in the quarter is primarily a net outcome of two offsetting tax impacts. First, during our first quarter we implemented our global corporate structure. For 2014, this change will increase our effective tax rate due to the tax costs incurred to implement the corporate structure. Over time, we expect that this structure will be more tax efficient resulting in a reduction in our effective tax rate in the future as our international business grows. Partially offsetting the cost of implementing the global corporate structure were tax benefits we realized in the quarter from the exercise of employee stock options.

Net Income

Net income was $6.1 million for the quarter, reflecting a decline of 13%, compared to $7.0 million last year. On a year-over-year basis, the decline in net income is a result of increased investment and higher stock-based compensation expense.

Earnings per Share (EPS)

EPS was $0.11 based on 55.6 million fully-diluted, weighted-average shares outstanding, compared to $0.02 last year, based on 3.0 million fully-diluted, weighted-average shares outstanding.

As previously noted, with the completion of our IPO in July of 2013, our preferred shares have converted to common shares. For purposes of computing historical EPS on a basis consistent with EPS calculations going forward, we have provided a table in the earnings release that calculates pro forma historical fully diluted shares outstanding as if all of our preferred shares had converted to common.

Liquidity and Capital Resources

Cash flow from operations was $18.3 million and we ended the first quarter with $196.5 million of cash and equivalents.

Total debt exiting the quarter was $39.6 million, and we had $101.4 million available to borrow under our credit facility.

Capital expenditures for the quarter were $2.4 million, primarily reflecting investments in facilities and technology licenses.

(Our updated outlook and financial guidance will be provided on the earnings call)

Non-GAAP Financial Measures

To provide investors with additional information regarding RetailMeNot’s financial results, RetailMeNot has disclosed adjusted EBITDA, a non-GAAP financial measure. RetailMeNot has provided a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, in the table in the first quarter earnings release. RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including asset impairment charges and compensation-related charges associated with seller notes issued in connection with acquisitions), net interest expense, other non-operating income or expense (including changes in fair value of warrant liabilities and contingent consideration) and income taxes, net of any foreign exchange income or expense.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. However, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; RetailMeNot’s ability to attract visitors to its websites from search engines; RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; RetailMeNot’s need to monetize digital offers available through its mobile solutions; the competitive environment for RetailMeNot’s business; changes in consumer sentiment regarding RetailMeNot’s use of cookies; RetailMeNot’s need to manage regulatory, tax and litigation risks; RetailMeNot’s ability to protect consumer data and its intellectual property; RetailMeNot’s ability to manage international business uncertainties; the impact and integration of recent and future acquisitions; and other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 18, 2014. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.